UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

September 10, 2009
(Date of earliest event reported)

ALASKA AIR GROUP, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-8957	91-1292054
(Commission File Number)	(IRS Employer Identification No.)

19300 International Boulevard, Seattle, Washington	98188
(Address of Principal Executive Offices)	(Zip Code)

(206) 392-5040
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see  General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 10, 2009, the Board of Directors (the “Board”) of Alaska Air Group, Inc. (the “Company”) approved amended and restated Bylaws (the “Amended Bylaws”), which are effective as of September 10, 2009.  The amendments provide for the following:

•
Provide increased flexibility with respect to the conduct of stockholders’ meetings, including permitting stockholders’ meetings to be held by remote communication; decreasing the minimum notice for stockholders’ meetings from 30 days to 10 days; vesting the chairman of the meeting with the authority to establish procedures for the conduct of the meeting; and clarifying the authority of the chairman and the stockholders to adjourn a meeting of stockholders (Article II, Sections 3, 4, 5, 6 and 8 of the Amended Bylaws);

•
Adjust the advance notice deadline applicable to proposals or director nominations to be presented by a stockholder at an annual or special meeting of stockholders from the date that is 90 days in advance of the third Tuesday in May (for annual meetings) or 10 days following public disclosure of the meeting date (for special meetings) to a date that is not less than 90 days, and not more than 120 days, prior to the first anniversary of the prior year’s meeting (for annual meetings) or the date of the meeting (for special meetings); and require additional information to be disclosed by a stockholder in any such advance notice submitted by a stockholder (including information concerning the stockholder’s interests in the proposal or in derivative positions or other transactions involving the Company’s securities that impacts the voting power or economic interest of the stockholder with respect to such securities) (Article II, Section 9 of the Amended Bylaws);

•
Provide increased flexibility with respect to Board meetings and committees, including eliminating notice requirements for regular meetings, shortening the requirements for notice of special meetings, expanding the means of waiving notice of meetings and establishing adjournment procedures for Board meetings (Article III, Sections 4 and 5, and Article IV, Sections 1 and 2 of the Amended Bylaws);

•
Permit the Board to fix one record date for stockholders entitled to notice of a meeting and a separate record date for determining stockholders entitled to vote at the meeting (Article VI, Section 3);

•
Clarify that the right to advancement of expenses requires an undertaking to repay advanced expenses whether or not required by the DGCL; require repayment of advanced expenses if the Company determines that the indemnitee is not entitled to indemnification, subject to certain conditions; and extend the right to advancement of expenses to directors or officers acting in other capacities (Article VII, Section 2 of the Amended Bylaws);

•
Clarify that the right to indemnification cannot be eliminated or impaired by amendments to the Bylaws subsequent to the act or omission that is the subject of the action for which indemnification is sought, consistent with the DGCL (Article VII, Section 4 of the Amended Bylaws); and

•	Make other non-substantive and conforming changes to clarify existing provisions and to conform to the DGCL.

The foregoing summary of the amendments is qualified in its entirety by reference to the Amended Bylaws, which are attached hereto as Exhibit 3.2 and are incorporated herein by reference.

ITEM 8.01 Other Events.

In accordance with the requirements of the Amended Bylaws, any stockholder proposing to nominate a director for election at the 2010 Annual Meeting of Stockholders, or who proposes to present other business to be considered at the 2010 Annual Meeting of Stockholders, must do so in accordance with the requirements of the advance notice provisions included in Article II, Section 9 of the Amended Bylaws, including, without limitation, submission of the proper notice to the Company no earlier than January 19, 2010 and no later than February 18, 2010.  In addition, stockholders interested in submitting a proposal for inclusion in the Company’s proxy materials for its 2010 Annual Meeting of Stockholders must comply with the procedures, deadlines and other requirements prescribed in Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended.

ITEM 9.01 Financial Statements and Exhibits.

Exhibit 3.2	Amended and Restated Bylaws of Alaska Air Group, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 15, 2009

ALASKA AIR GROUP, INC.
Registrant

/s/ Keith Loveless
Keith Loveless
Vice President/Legal and Corporate Affairs, General Counsel and Corporate Secretary

/s/ Glenn S. Johnson
Glenn S. Johnson
Executive Vice President/Finance and Chief Financial Officer